UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

CASABLANCA MINING LTD.

(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176

Santee, CA 92071

(Address of principal executive offices)

(former name or former address, if changed since last report)

619-717-8047

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 15, 2012, Casablanca Mining Ltd.’s (the “Company”) wholly owned subsidiary, Santa Teresa Minerals, S.A. (“Santa Teresa Minerals”), amended that certain stock purchase agreement (“Agreement”) dated January 26, 2012, with Bluestone S.A. (previously referred to as Bluestone Minerals, S.A.), an entity organized under the laws of Chile (“Bluestone”), regarding the sale by Santa Teresa Minerals of its interests in Sulfatos Chile, S.A. (“Sulfatos Chile”). The stock purchase agreement was discussed in greater detail in the current report on Form 8-K filed by the Company on January 27, 2012.

Among other things, the amendment modified the manner in which the purchase price was to be paid. In particular, the purchase price of $2.2 million is to be paid by cancellation at the closing of a demand loan to Santa Teresa Minerals by Angelique de Maison in the amount of $1.1 million as of the closing, which loan had been assigned by Ms. de Maison to Bluestone, with the balance of $1.1 million to be paid in monthly installments from time to time upon demand by Santa Teresa Minerals. Furthermore, Santa Teresa Minerals retained an obligation to provide $214,000 to Sulfatos Chile, which may be paid by Santa Teresa Minerals with the proceeds from the purchase price. The loan to Santa Teresa Minerals by Ms. de Maison was discussed in greater detail in the current report on Form 8-K filed by the Company on January 20, 2012.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 15, 2012, Santa Teresa Minerals completed the sale of its 60% equity interest in Sulfatos Chile to Bluestone pursuant to the Agreement. Sulfatos Chile is a copper sulfate production project which includes the Anico Copper Mines and a copper sulfate production facility.

In exchange for its equity interest in Sulfatos Chile, at the closing: (a) Santa Teresa Minerals received 2,000 shares of common stock of Bluestone, representing 20% of the outstanding capital stock of Bluestone; and (b) the demand loan in the amount of $1.1m payable by Santa Teresa Minerals to Bluestone was cancelled. In addition, Bluestone has agreed to pay an additional $1.1 million in monthly installments from time to time upon demand by Santa Teresa Minerals.

Juan Carlos Camus Villegas, a director of the Company and the Company’s Chief Executive Officer and Chairman, is also a director of Bluestone, and he and Ms. de Maison, a director of the Company, own substantially all of the outstanding capital stock of Bluestone other than the shares issued to Santa Teresa Minerals.

The transaction was approved by the Board of Directors of the Company, with Mr. Camus and Ms. de Maison abstaining. The Board of Directors determined that the purchase price was fair in light of the Company’s funding needs and the potential value of the interests in Bluestone. The Board of Directors determined that the Company needed additional capital to develop its gold mining operations and that the Company did not have the available funds necessary to further develop Sulfatos Chile. The Board of Directors further believes that the interests of Sulfatos Chile may be of greater value if the interests are separated from the other mining operations of Santa Teresa Minerals, and Bluestone has advised the Company that it intends to become (or merge with) a public reporting company in the United States in the near future. While there can be no assurance that Bluestone will do so, the Board of Directors believes the interests in a public reporting company would provide the Company with greater liquidity than the interests of the privately held Sulfatos Chile.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:
Exhibit	Description

10.1	Amendment No. 1 To Stock Purchase Agreement, dated February 15, 2012, by and among Santa Teresa Minerals, S.A. and Bluestone Minerals S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2012	CASABLANCA MINING LTD.

	By:	/s/ Zirk Engelbrecht
Zirk Engelbrecht
President

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